EXHIBIT 99.3

ROYAL ROBBINS, INC.

BALANCE SHEETS

	August 31,	May 31,
	2003	2003

	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$401,000	$503,000
Accounts receivable, less allowance for doubtful accounts of $65,000	3,816,000	4,332,000
Receivable from affiliate	—	1,506,000
Receivable from stockholder	14,000	14,000
Inventory	2,392,000	1,880,000
Prepaid expenses	693,000	212,000
Deferred income taxes	163,000	165,000

Total current assets	7,479,000	8,612,000
PROPERTY AND EQUIPMENT, Net	535,000	587,000
DEPOSITS	13,000	13,000

TOTAL	$8,027,000	$9,212,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	1,565,000	1,118,000
Line of credit borrowings	1,588,000	3,338,000
Demand notes payable, stockholders’ trust	600,000	600,000
Current maturities of notes payable	319,000	346,000
Current maturities of notes payable to stockholders’ trust	161,000	214,000

Total current liabilities	4,233,000	5,616,000
DEFERRED INCOME TAXES		2,000
LONG-TERM DEBT:
Income taxes payable	80,000	—
Notes payable, less current maturities	18,000	18,000
Notes payable to stockholders’ trusts, less current maturities	692,000	692,000

Total long-term debt	790,000	710,000
COMMITMENTS
STOCKHOLDERS’ EQUITY:
Common stock, no par value; 1,068,760 shares authorized, 900,000 shares issued and outstanding	134,000	134,000
Retained earnings	2,870,000	2,750,000

Total stockholders’ equity	3,004,000	2,884,000

TOTAL	$8,027,000	$9,212,000

See notes to financial statements.

ROYAL ROBBINS, INC.

STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended

	August 31,	August 31,
	2003	2002

NET SALES	$3,304,000	$3,129,000
COST OF GOODS SOLD	1,600,000	1,671,000

GROSS PROFIT	1,704,000	1,458,000

ROYALTY INCOME	49,000	59,000

GROSS PROFIT AND ROYALTY INCOME	1,753,000	1,517,000

OPERATING EXPENSES:
Selling, general and administrative expenses	1,498,000	1,784,000
Other expenses — net	—	—

Total operating expenses	1,498,000	1,784,000

OPERATING INCOME (LOSS)	255,000	(267,000)
INTEREST EXPENSE	55,000	47,000

INCOME (LOSS) BEFORE INCOME TAXES	200,000	(314,000)
INCOME TAX PROVISION (BENEFIT)	80,000	(126,000)

NET INCOME (LOSS)	$120,000	$(188,000)

See notes to financial statements.

ROYAL ROBBINS, INC.

STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended

	August 31,	August 31,
	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$120,000	$(188,000)
Adjustments to reconcile net income (loss) to net cash (used) provided by operating activities: Depreciation and amortization	52,000	55,000
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable — net	517,000	1,037,000
Inventories — net	(511,000)	(878,000)
Receivable from affiliate	1,506,000	—
Other current assets	(483,000)	63,000
Increase (decrease) in:
Accounts payable	447,000	(12,000)
Income taxes payable	80,000	(126,000)

Net cash provided (used) by operating activities	1,728,000	(49,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (payments) borrowings on note payable — line of credit	(1,750,000)	260,000
Proceeds on note payable and related party borrowings	(80,000)	(37,000)

Net cash (used) by financing activities	(1,830,000)	223,000

NET DECREASE IN CASH	(102,000)	174,000
CASH — Beginning of period	503,000	126,000

CASH — End of period	$401,000	$300,000

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$91,000	$47,000

Income taxes	$5,000	$—

See notes to Financial Statements.

ROYAL ROBBINS, INC.

NOTES TO FINANCIAL STATEMENTS

1.	Description of Business and Significant Accounting Policies

      Description — Royal Robbins Inc., a California corporation, (the “Company”) is a wholesaler, designer and retailer of outdoor sportswear located in Modesto, California. The Company’s principal market includes specialty retailers with single and multiple locations throughout the United States. The Company also sells its products through two Company owned retail stores and the internet. In fiscal 2003, wholesale and retail sales were approximately 91% and 9% of net sales, respectively.

      The Company transferred its tactical clothing line, which comprised approximately 23% of the Company’s sales to outside parties in fiscal 2003, to an affiliate (see Note 5).

      On October 2, 2003, the Company’s stockholders signed an agreement to sell their common stock in the Company (see Note 5).

      Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.	Notes Payable to Related Parties

      The Company has notes payable to the majority stockholders’ trust in the amount of $255,000, $245,000 and $100,000, originating in February, March and April 2001, respectively. The notes bear interest at an annual rate of 7.5%. Interest is paid monthly. The principal and any accrued, unpaid, interest are payable to the stockholder on demand. Each note is unsecured and subordinated to the bank debt. At August 31, 2003 and May 31, 2003, a total of $600,000 was outstanding under these notes (see Note 5).

3.	Line of Credit

      The Company has a revolving credit facility with a bank, which allows for borrowings of up to $8,000,000 through June 1, 2003 and $7,000,000 thereafter, and provides for letters of credit, acceptances and working capital advances. The facility expires on February 15, 2004.

      The maximum credit available under the facility is adjusted based on accounts receivable and inventory balances to determine the eligible borrowing base. The current facility bears an interest rate on advances at the bank’s prime rate plus 0.75%.

      The credit facility is collateralized by inventory, accounts receivable and equipment and requires the Company to comply with certain financial and non-financial covenants, which among other things, require the Company to maintain certain financial ratios as defined by the loan. As of May 31, 2003, the Company was not in compliance with certain financial covenants; accordingly, the related debt is callable by the bank and has been classified as current at May 31, 2003. The credit facility is also personally guaranteed up to $3,500,000 by the majority stockholder.

Long-Term Debt

      The Company has long-term debt consisting of notes payable to majority stockholders’ revocable trust and various banks and financials institutions. Total long-term debt as of May 31, 2003 and August 31, 2003 was $1.3 million and $1.2 million, respectively.

ROYAL ROBBINS, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

4.	Related Party Transactions

      During fiscal 2003, the Company transferred to an affiliated entity, 5.11, Inc. (“5.11”), a commonly controlled affiliate formed for the purpose of acquiring the tactical clothing line of the Company, inventory from its tactical line at book value of $1,375,000 and certain fixed assets at book value of $35,000. Additionally, during fiscal 2003 the Company incurred expenses on behalf of 5.11 in the amount of $96,000 (see Note 5). As of May 31, 2003, the aggregate of such amounts ($1,506,000) comprises receivable from affiliate.

      In February 2003, the Company entered into an agreement for certain corporate advisory services to be performed related to planning for a potential sale of the Company. Such fees, aggregating $50,000 through May 31, 2003, were paid by the majority stockholder and such payment has been reflected in other expenses and as a capital contribution.

5.	Subsequent Events

      Subsequent to the end of the fiscal year ended May 31, 2003, pursuant to an agreement between the Company and 5.11, the Company transferred to 5.11, the remaining assets and liabilities of the tactical clothing line at book value. The primary assets of the tactical clothing line, inventory and fixed assets, had been transferred prior to the end of the fiscal year. The Company transferred to 5.11 foreign accounts receivable ($80,000), trademarks, patents and other intangibles, pending sales orders, accounts payable, a facility lease, and other assets and liabilities as further defined in the agreement. The Company also granted to 5.11 a five year, royalty-free license to use certain licensed trademarks in connection with tactical line products and agreed not to engage in competition with 5.11 for a period of five years. Additionally, 5.11 granted the Company a perpetual royalty-free license to use certain licensed trademarks in connection with the Company’s products.

      On October 2, 2003, the Company’s stockholders signed a Stock Purchase Agreement, (“SPA”) effectively selling 100% of the Company’s common stock to Phoenix Footwear Group (“Phoenix”), a publicly-traded company, for total consideration of $6.5 million, of which $6.0 million is payable in cash, less amounts to be paid by Phoenix related to notes payable to the stockholder and stockholders’ trust and the award letters (see below), and 71,889 shares of Phoenix common stock valued at $500,000. Under the SPA, additional consideration which is contingent upon the Company’s gross profit performance in fiscal 2004 and 2005, would also be payable to the stockholders and former Plan participants. The transaction is expected to close by October 31, 2003.

      As further described in the SPA, upon the close of the transaction, the phantom stock plan will be terminated and award letters executed by each plan participant. The award letters provide that, upon closing, plan participants will be paid up to $450,000 in cash as compensation for phantom shares held under the terminated plan.

      Additionally, under the terms of the SPA, all the Company’s transactions with affiliates must be settled prior to or as a part of the close of the transaction.